Exhibit 99.1

DeVry Education Group Announces Fourth-Quarter and Full-Year 2014 Results

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--August 7, 2014--DeVry Education Group (NYSE:DV), a global provider of educational services, today reported academic, operational and financial results for its fiscal fourth quarter and full year that ended June 30, 2014. DeVry Group also reported enrollment results at Chamberlain College of Nursing, Carrington College, DeVry Medical International and DeVry University and its Keller Graduate School of Management.

Academic and operational accomplishments:

  DeVry Group’s institutions graduated nearly 30,000 students in fiscal 2014
  Students from Ross University School of Medicine and American University of the Caribbean School of Medicine (AUC) achieved a 97 percent pass rate on Step 1 of the United States Medical Licensing Exam (USMLE)
  Chamberlain president Susan Groenwald, Ph.D., MSN, RN, was selected to be a fellow of both the American Academy of Nursing and the National League for Nursing’s Academy of Nursing Education
  Robert Paul succeeded David Pauldine as president of DeVry University on July 1, and Jeffrey Akens succeeded Paul as president of Carrington College on June 1
  Carrington College California received its accreditor’s approval to add the campuses of Carrington College to its existing network, resulting in one regionally accredited institution now named Carrington College

Selected financial data for the three months ended June 30, 2014:

  Total revenues increased to $485.1 million, up one percent from the previous year
  Segment revenues for Medical and Healthcare, and International and Professional Education grew 16 percent and 19 percent, respectively, while Business, Technology and Management segment revenues declined 13 percent from the year-ago quarter
  Reported net income of $37.5 million, compared to a net loss of $32.3 million last year; net income from continuing operations and excluding special items was $47.7 million versus $34.1 million in the prior year
  Reported diluted earnings per share of $0.58, compared to a loss per share of $0.51 last year; earnings per share from continuing operations and excluding special items was $0.73, as compared to $0.54 last year
  Fourth quarter results include a $10.1 million after-tax, or $0.15 per share, restructuring charge for a reduction in force and real estate consolidations

Selected financial data for the full year ended June 30, 2014:

  Total revenues decreased 2 percent to $1,923 million compared to the prior year
  Segment revenues for Medical and Healthcare, and International and Professional Education grew 14 percent and 16 percent respectively, while Business, Technology and Management segment revenues declined 15 percent from the previous year
  DeVry Brasil and Becker each crossed the $100 million revenue mark on a full year basis.
  Reported net income of $134.0 million, compared to $106.8 million last year; net income from continuing operations and excluding special items was $170.0 million, versus $185 million in the prior year
  Reported diluted earnings per share of $2.07, compared to earnings per share of $1.65 last year; earnings per share from continuing operations and excluding special items was $2.62, as compared to $2.86 last year
  Operating cash flow of $262.9 million compared to $261.5 million last year
  Cash and cash equivalents increased to $358.2 million as of June 30, 2014, from $196.6 million as of June 30, 2013
  Generated more than $100 million in cost savings and value creation in its institutions in transition during fiscal 2014

“We are pleased to have returned DeVry Group to revenue growth for the fourth quarter,” said Daniel Hamburger, DeVry Group’s president and CEO. “We are becoming increasingly confident we are reaching an inflection point as we expect revenue growth to continue into the first quarter of fiscal 2015.”

Operating Highlights

Medical and Healthcare Segment

During the quarter, segment revenue of $198.2 million increased 15.7 percent compared to the prior year. Excluding special items, segment operating income was $35.7 million, an increase of 26.4 percent versus the prior year. For the full year, revenues increased 14.4 percent to $769.1 million and segment operating income rose 26 percent to $147.6 million versus prior year, excluding special items.

DeVry Medical International

Revenue at DeVry Medical International grew 7 percent compared to the prior year. For the May 2014 session, new students grew by 7.1 percent over prior year to 555 students. Total students increased 2.2 percent to 5,925.

During the quarter, both Ross University School of Medicine and AUC reported that their students achieved a 97 percent first-time pass rate, respectively, on the USMLE Step 1 in 2013, on par with U.S. medical schools. Ross University School of Veterinary Medicine launched four centers of research to support the university’s mission to provide students with a research-based educational experience.

Chamberlain College of Nursing

For the quarter, Chamberlain grew its revenue by 34 percent, primarily driven by solid enrollment growth in its post-licensure programs.

For the May 2014 session, new students grew by 37.6 percent to 3,142 students. Total students increased 35.7 percent to 18,929. For the July 2014 session, new students grew by 61.0 percent to 2,066 students. Total students increased 39.2 percent to 17,603 in the July session.

Chamberlain president Dr. Susan Groenwald will be inducted as a fellow of both the American Academy of Nursing and the National League for Nursing’s Academy of Nursing Education.

During the quarter, the Higher Learning Commission approved a second campus in the Houston area, which will open in fall 2014. Chamberlain is planning to open four new locations in fiscal 2015, pending approvals.

Carrington College

Carrington continued to make strong progress on its turnaround plan, with revenues growing 5 percent in the quarter as compared to the prior year. For the three-month period ending June 30, 2014, new student enrollment increased 9.9 percent to 1,766. Total enrollment increased 3.4 percent to 7,353.

During the quarter, Carrington College California received its accreditor’s approval to add the campuses of Carrington College to its existing network, resulting in one regionally accredited institution. More recently, Carrington College California received approval to change its name to Carrington College.

On June 1, Jeffrey Akens became the president of Carrington College, succeeding Robert Paul who became president of DeVry University.

International and Professional Education Segment

DeVry Brasil and Becker each crossed the $100 million revenue mark in fiscal 2014. Segment revenue increased 18.9 percent to $72.1 million in the fourth quarter compared to the prior year. Segment operating income, excluding special items, increased 19.6 percent to $21.1 million versus prior year. For the full year, revenues increased 16 percent to $228.1 million while segment operating income, excluding special items, was $45.7 million compared to $46.9 million in the prior year.

Becker Professional Education

During the quarter, Becker grew its revenue by 5 percent, primarily driven by growth in sales of its CPA exam preparation program. Becker also continues to experience growth in the USMLE, Association of Chartered Certified Accountants (ACCA), and Continuing Professional Education (CPE) markets.

Becker announced six new relationships in the Middle East, Africa, South Asia and the Caribbean that further expand its accounting training platform to reach more prospective ACCA students around the world.

DeVry Brasil

During the quarter, revenue grew nearly 31 percent over the previous year. DeVry Brasil is diversifying geographically with plans to open a new location in João Pessoa in the state of Paraíba. The new campus will offer students high quality programs in areas such as accounting, engineering and logistics technology.

Business, Technology and Management Segment

DeVry University

During the quarter, segment revenue of $215.8 million declined 13.1 percent compared to the prior year. The segment generated $3.2 million of operating income during the quarter, excluding special items. For the full year, revenues declined 15.2 percent to $929.9 million and the segment reported operating income of $30.6 million, excluding special items.

For the May session at DeVry University, new undergraduate enrollments decreased 4.9 percent to 4,388. Total undergraduate students decreased 14.1 percent to 41,977.

For the July session at DeVry University, new undergraduate enrollments decreased 13.4 percent to 4,915. Total undergraduate students decreased 12.2 percent to 37,210.

At the graduate level, including Keller Graduate School of Management, total coursetakers in the May session decreased 15.8 percent to 15,866. For the July session, total coursetakers declined 14.0 percent to 13,845.

During the quarter, Robert Paul became the president of DeVry University, succeeding David Pauldine who retired.

Balance Sheet/Cash Flow

For fiscal fourth quarter, DeVry Group generated $262.9 million of operating cash flow. As of June 30, 2014, cash and cash equivalents totaled $358.2 million.

Conference Call and Webcast Information

DeVry Group will host a conference call on Aug. 7, 2014, at 4 p.m. Central Daylight Time (5 p.m. Eastern Daylight Time) to discuss its fiscal 2014 fourth-quarter and full-year financial results and other developments with respect to DeVry Group. The conference call will be led by Daniel Hamburger, president and CEO; Timothy Wiggins, chief financial officer; and Patrick Unzicker, vice president of finance.

For those wishing to participate by telephone, dial 877-506-6380 (domestic) or 412-902-6690 (international). Please say “DeVry Group Call”. DeVry Group will also broadcast the conference call via webcast. Interested parties may access the webcast through the Investor Relations section of DeVry Group's website, or http://services.choruscall.com/links/dv140807.html.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry Group will archive a telephone replay of the call until Aug. 29, 2014. To access the replay, dial 877-344-7529 (domestic) or 412-317-0088 (international), passcode 10050165. To access the webcast replay, please visit DeVry Group's website, or http://services.choruscall.com/links/dv140807.html.

About DeVry Education Group

The purpose of DeVry Education Group is to empower its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Chamberlain College of Nursing, DeVry Brasil, DeVry University, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare, technology, accounting and finance. For more information, please visit http://www.devryeducationgroup.com.

Certain statements contained in this release concerning DeVry Group's future performance, including those statements concerning DeVry Group's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Group or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry Group's most recent Annual Report on Form 10-K for the year ending June 30, 2013 and filed with the Securities and Exchange Commission on August 29, 2013.

Selected Operating Data (in thousands, except per share data)

	Fourth Quarter
	FY 2014	FY 2013	Change
Revenues	$485,073	$479,964	+1.1%
Net Income	$37,484	$(32,310)	N/A
Earnings per Share (diluted)	$0.58	$(0.51)	N/A
Number of common shares (diluted)	64,988	63,751	+1.9%

	Fiscal Year
	FY 2014	FY 2013	Change
Revenues	$1,923,371	$1,964,375	-2.1%
Net Income	$134,032	$106,786	+25.5%
Earnings per Share (diluted)	$2.07	$1.65	+25.5%
Number of common shares (diluted)	64,853	64,611	+0.4%

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

During the fiscal year 2014, DeVry Group recorded expenses related to workforce reductions and real estate consolidations to align its cost structure with enrollments at DeVry University, Carrington College, Chamberlain College of Nursing and DeVry Education Group home office. DeVry Group also recorded a gain from the sale of a former DeVry University campus in Decatur, Georgia. Additionally, DeVry Group recorded the operating results of Advanced Academics Inc. reporting unit as discontinued operations. The following table illustrates the effects of restructuring charges, discontinued operations and gain on the sale of assets on DeVry Group’s earnings. Management believes that the non-GAAP disclosure of net income and earnings per share excluding these special items and discontinued operations provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of the restructuring charges and gain on the sale of assets. DeVry Group uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance with GAAP. The following table reconciles these non-GAAP measures to the most directly comparable GAAP information (in thousands, except per share data):

	For The Three Months		For The Year
	Ended June 30,		Ended June 30,

	2014	2013	2014	2013
Net Income	$37,484	$(32,310)	$134,032	$106,786
Earnings per Share (Diluted)	$0.58	$(0.51)	$2.07	$1.65

Discontinued Operations (net of tax)	$102	$12,357	$16,957	$16,902
Effect on Earnings per Share (Diluted)	$0.00	$0.19	$0.26	$0.26

Restructuring Expenses (net of tax)	$10,100	$9,029	$20,160	$16,240
Effect on Earnings per Share (Diluted)	$0.15	$0.14	$0.31	$0.25

Earn-out Accrual Adjustment (net of tax)	$-	$(4,381)	$-	$(4,381)
Effect on Earnings per Share (Diluted)	$-	$(0.07)	$-	$(0.07)

Impairment Charges (net of tax)	$-	$49,448	$-	$49,448
Effect on Earnings per Share (Diluted)	$-	$0.78	$-	$0.77

Gain on Sale of Assets (net of tax)	$-	$-	$(1,167)	$-
Effect on Earnings per Share (Diluted)	$-	$-	$(0.02)	$-

Net Income from Continuing Operations
Excluding the Impairment and
Restructuring Charges, Earn-out Accrual
Adjustment and Gain on Sale of Assets (Diluted)	$47,686	$34,143	$169,982	$184,995

Earnings per Share from Continuing Operations
Excluding the Impairment and
Restructuring Charges, Earn-out Accrual
Adjustment and Gain on Sale of Assets (Diluted)	$0.73	$0.54	$2.62	$2.86

Shares used in Diluted EPS Calculation	64,988	63,751	64,853	64,611

Enrollment Results

	2014	2013	% Change
DeVry Education Group Student Enrollments(1)
Total students	112,571	110,297	+2.1%

Chamberlain College of Nursing
May Session
New students	3,142	2,283	+37.6%
Total students	18,929	13,953	+35.7%
July Session
New students (2)	2,066	1,283	+61.0%
Total students	17,603	12,648	+39.2%

Carrington College
3 months ending June 30, 2014
New students	1,766	1,607	+9.9%
Total students	7,353	7,111	+3.4%

DeVry Medical International
May Term
New students	555	518	+7.1%
Total students	5,925	5,800	+2.2%

DeVry University
Undergraduate – May Session
New students	4,388	4,616	-4.9%
Total students	41,977	48,842	-14.1%
Undergraduate – July Session
New students	4,915	5,674	-13.4%
Total students	37,210	42,374	-12.2%
Graduate – May Session
Coursetakers(3)	15,866	18,836	-15.8%
Graduate – July Session
Coursetakers(3)	13,845	16,107	-14.0%

Graduate Employment Statistics(4)	Percent Employed	Average Salary

DeVry University (Undergraduate)	90.9%	$44,295
1)	Excludes Becker. Includes the most recently reported enrollments at DeVry Group’s degree-granting institutions.
2)	Post-licensure programs only; pre-licensure campus-based programs start in September, January and May.
3)	The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.
4)	Figures based on 2013 graduates’ self-reported data to DeVry University Career Services who were employed at graduation or who were actively seeking employment after graduation and found employment in their field within six months. Does not include graduates who were not actively seeking employment, as determined by DeVry University Career Services, or who did not report data on employment status to DeVry University Career Services.

Chart 1: DeVry Education Group Fiscal 2015 Announcements & Events
October 23, 2014	Fiscal 2015 First Quarter Results
February 5, 2015	Fiscal 2015 Second Quarter Results
April 23, 2015	Fiscal 2015 Third Quarter Results
August 13, 2015	Fiscal 2015 Fourth Quarter and Year-End Results

DEVRY EDUCATION GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	June 30,	June 30,
	2014	2013

ASSETS
Current Assets
Cash and Cash Equivalents	$358,188	$196,576
Marketable Securities and Investments	3,448	2,975
Restricted Cash	8,347	7,019
Accounts Receivable, Net	132,621	139,778
Deferred Income Taxes, Net	39,679	29,758
Prepaid Expenses and Other	34,808	49,839
Current Assets of Divested Component	-	16,219
Total Current Assets	577,091	442,164

Land, Buildings and Equipment
Land	68,185	71,122
Buildings	464,944	424,902
Equipment	488,322	475,656
Construction In Progress	17,405	33,724
	1,038,856	1,005,404
Accumulated Depreciation and Amortization	(483,019)	(433,747)
Land, Buildings and Equipment, Net	555,837	571,657

Other Assets
Intangible Assets, Net	294,932	281,998
Goodwill	519,879	508,937
Perkins Program Fund, Net	13,450	13,450
Other Assets	36,447	33,025
Other Assets of Divested Component	-	5,787
Total Other Assets	864,708	843,197

TOTAL ASSETS	$1,997,636	$1,857,018

DEVRY EDUCATION GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	June 30,	June 30,
	2014	2013

LIABILITIES
Current Liabilities
Accounts Payable	$52,260	$55,131
Accrued Salaries, Wages and Benefits	91,946	88,444
Accrued Expenses	65,525	74,451
Advance and Deferred Tuition	99,160	97,478
Current Liabilities of Divested Component	-	713
Total Current Liabilities	308,891	316,217

Other Liabilities
Deferred Income Taxes, Net	47,921	60,103
Deferred Rent and Other	101,038	82,576
Total Non-current Liabilities	148,959	142,679
Other Liabilities of Divested Component	-	112

TOTAL LIABILITIES	457,850	459,008

NON-CONTROLLING INTEREST	6,393	854

SHAREHOLDERS' EQUITY
Common Stock, $0.01 par value, 200,000,000 Shares authorized;
63,624,000 and 62,946,000 Shares issued and outstanding
at June 30, 2014 and June 30, 2013, respectively	753	745
Additional Paid-in Capital	320,703	291,269
Retained Earnings	1,682,071	1,575,009
Accumulated Other Comprehensive Loss	(15,394)	(17,101)
Treasury Stock, at Cost (11,655,000 and 11,581,000
Shares, respectively)	(454,740)	(452,766)

TOTAL SHAREHOLDERS' EQUITY	1,533,393	1,397,156

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,997,636	$1,857,018

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)

PRELIMINARY

	For The Quarter		For The Year
	Ended June 30,		Ended June 30,

	2014	2013	2014	2013	2012

REVENUES:
Tuition	$452,011	$452,155	$1,784,638	$1,840,033	$1,949,909
Other Educational	33,062	27,809	138,733	124,342	121,874

Total Revenues	485,073	479,964	1,923,371	1,964,375	2,071,783

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	256,073	245,698	983,436	962,223	960,814
Student Services and Administrative Expense	169,716	192,301	727,870	756,384	789,903
Gain on Sale of Assets	-	-	(1,918)	-	-
Restructuring Expenses	16,386	14,716	32,715	26,229	7,102
Earn-out Accrual Adjustment	-	(4,381)	-	(4,381)	-
Asset Impairment Charge	-	56,992	-	56,992	75,039

Total Operating Costs and Expenses	442,175	505,326	1,742,103	1,797,447	1,832,858

Operating Income (Loss)	42,898	(25,362)	181,268	166,928	238,925

INTEREST AND OTHER INCOME:
Interest Income	233	446	1,731	1,652	817
Interest Expense	(507)	(605)	(3,632)	(3,611)	(2,612)
Gain on Sale of Investment	-	-	-	-	3,695

Net Interest and Other Income	(274)	(159)	(1,901)	(1,959)	1,900

Income (Loss) from Continuing Operations Before Income Taxes	42,624	(25,521)	179,367	164,969	240,825

Income Tax (Provision) Benefit	(4,586)	6,512	(27,699)	(39,227)	(70,903)

Income (Loss) from Continuing Operations	38,038	(19,009)	151,668	125,742	169,922

DISCONTINUED OPERATIONS
Loss from Operations of Divested Component	(157)	(18,864)	(18,802)	(25,856)	(34,687)
Income Tax Benefit	55	6,507	1,845	8,954	7,146
Loss on Discontinued Operations	(102)	(12,357)	(16,957)	(16,902)	(27,541)

NET INCOME (LOSS)	37,936	(31,366)	134,711	108,840	142,381

Net Income Attributable to Noncontrolling Interest	(452)	(944)	(679)	(2,054)	(816)

NET INCOME (LOSS) ATTRIBUTABLE TO DEVRY EDUCATION GROUP	$37,484	$(32,310)	$134,032	$106,786	$141,565

AMOUNTS ATTRIBUTABLE TO DEVRY EDUCATION GROUP
Income (Loss) from Continuing Operations, Net of Income Taxes	37,586	(19,953)	150,989	123,688	169,106
Loss from Discontinued Operations, Net of Income Taxes	(102)	(12,357)	(16,957)	(16,902)	(27,541)
NET INCOME (LOSS) ATTRIBUTABLE TO DEVRY EDUCATION GROUP	$37,484	$(32,310)	$134,032	$106,786	$141,565

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY EDUCATION GROUP SHAREHOLDERS
Basic
Continuing Operations	$0.58	$(0.32)	$2.35	$1.92	$2.52
Discontinued Operations	(0.00)	(0.19)	(0.26)	(0.26)	(0.41)
	$0.58	$(0.51)	$2.09	$1.66	$2.11
Diluted
Continuing Operations	$0.58	$(0.32)	$2.33	$1.91	$2.50
Discontinued Operations	(0.00)	(0.19)	(0.26)	(0.26)	(0.41)
	$0.58	$(0.51)	$2.07	$1.65	$2.09

Cash Dividend Declared per Common Share	$0.17	$0.17	$0.34	$0.34	$0.30

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY
	For The Year
	Ended June 30,
	2014	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$134,711	$108,840	$142,381
Loss from Discontinued Operations	16,957	16,902	27,541
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Expense	17,685	15,493	18,530
Depreciation	82,739	83,111	74,472
Amortization	7,078	10,139	10,002
Impairment of Goodwill and Intangible Assets	-	56,992	75,039
Provision for Refunds and Uncollectible Accounts	88,506	80,557	89,928
Deferred Income Taxes	(17,115)	(7,711)	(8,825)
Loss on Disposals and Adjustments to Land, Buildings and Equipment	9,150	10,633	1,185
Realized Gain on Sale of Assets	(1,918)	-	(3,695)
Unrealized Loss on Assets Held for Sale	244	-	-
Changes in Assets and Liabilities, Net of Effects from
Acquisitions and Divestitures of Components:
Restricted Cash	(1,328)	(4,521)	(190)
Accounts Receivable	(82,262)	(124,448)	(90,254)
Prepaid Expenses And Other	23,430	7,359	(36,348)
Accounts Payable	(2,883)	(6,697)	(2,687)
Accrued Salaries, Wages, Benefits and Expenses	(10,864)	21,076	(10,329)
Deferred and Advance Tuition	301	(510)	(5,034)

Net Cash Provided by Operating Activities-Continuing Operations	264,431	267,215	281,716
Net Cash Used by Operating Activities-Discontinued Operations	(1,509)	(5,710)	(4,294)

NET CASH PROVIDED BY OPERATING ACTIVITIES	262,922	261,505	277,422

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(79,355)	(111,775)	(125,298)
Payment for Purchase of Businesses, Net of Cash Acquired	(13,570)	(31,386)	(255,369)
Marketable Securities Purchased	(124)	(93)	(61)
Cash Received from Sale of Assets	8,727	-	4,475
Purchase of Noncontrolling Interest of Subsidiary	-	(7,649)	-

Net Cash Used in Investing Activities-Continuing Operations	(84,322)	(150,903)	(376,253)
Net Cash Used in Investing Activities-Discontinued Operations	-	(1,729)	(3,757)

NET CASH USED IN INVESTING ACTIVITIES	(84,322)	(152,632)	(380,010)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	10,482	4,976	6,134
Proceeds from Stock issued Under Employee Stock Purchase Plan	1,372	1,700	1,716
Repurchase of Common Stock for Treasury	-	(53,886)	(158,093)
Cash Dividends Paid	(21,903)	(31,529)	(18,369)
Excess Tax Benefit from Stock-Based Payments	-	-	664
Payment of Seller Financed Debt	(6,457)	(3,822)	-
Payment of Debt Financing Fees	-	-	(70)

NET CASH USED IN FINANCING ACTIVITIES	(16,506)	(82,561)	(168,018)

Effects of Exchange Rate Differences	(1,050)	(3,244)	(2,463)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	161,044	23,068	(273,069)

Cash and Cash Equivalents at Beginning of Year	197,144	174,076	447,145
Cash and Cash Equivalents at End of Year	358,188	197,144	174,076
Less: Cash and Cash Equivalents of Discontinued Operations at End of Year	-	568	92
Cash and Cash Equivalents of Continuing Operations at End of Year	$358,188	$196,576	$173,984

DEVRY EDUCATION GROUP INC.
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Quarter			For The Year
	Ended June 30,			Ended June 30,
			Increase			Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
REVENUES:
Medical and Healthcare	$198,213	$171,376	15.7%	$769,126	$672,604	14.4%
International and Professional Education	72,124	60,664	18.9%	228,057	196,576	16.0%
Business, Technology and Management	215,830	248,302	(13.1%)	929,948	1,096,695	(15.2%)
Intersegment Elimination	(1,094)	(378)	NM	(3,760)	(1,500)	NM
Total Consolidated Revenues	485,073	479,964	1.1%	1,923,371	1,964,375	(2.1%)

OPERATING INCOME (LOSS):
Medical and Healthcare	33,250	(32,446)	NM	139,682	54,076	158.3%
International and Professional Education	21,005	21,418	(1.9%)	45,516	50,620	(10.1%)
Business, Technology and Management	(10,626)	(8,791)	NM	10,777	90,045	(88.0%)
Reconciling Items:
Amortization Expense	(1,564)	(2,369)	(34.0%)	(6,419)	(9,480)	(32.3%)
Depreciation and Other	833	(3,174)	NM	(8,288)	(18,333)	(54.8%)

Total Consolidated Operating Income (Loss)	42,898	(25,362)	NM	181,268	166,928	8.6%

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	233	446	(47.8%)	1,731	1,652	4.8%
Interest Expense	(507)	(605)	(16.2%)	(3,632)	(3,611)	0.6%
Net Gain on Sale of Assets	-	-	-	-	-	NM

Net Interest and Other (Expense) Income	(274)	(159)	72.3%	(1,901)	(1,959)	(3.0%)

Total Consolidated Income before Minority Interest
and Income Taxes	$42,624	$(25,521)	NM	$179,367	$164,969	8.7%

Restructuring charges were recorded for the three and twelve months ended June 30, 2014. These charges are related to DeVry Education Group (not related to any segment), DeVry Medical International and Carrington Colleges Group which are part of the Medical and Healthcare segment, Becker Professional Education which is part of the International and Professional and Education segment and the Business, Technology and Management segment. DeVry University also realized a gain on the sale of its Decatur, Georgia facility which was recorded during the year ended June 30, 2014. Restructuring charges were recorded for the three and twelve months ended June 30, 2013. These charges are related to DeVry Education Group (not related to any segment), DeVry Medical International and Carrington Colleges Group which are part of the Medical and Healthcare segment, Becker Professional Education which is part of the International and Professional and Education segment and the Business, Technology and Management segment. Also, intangible asset and goodwill impairment charges were recorded for the three and twelve month periods ended June 30, 2013. These charges were related to DeVry's Carrington Colleges Group, Inc. which is part of the Medical and Healthcare segment. The following table illustrates the effects of these restructuring charges, the gain on the asset sale and the asset impairment charges on the operating income of the segments. Management believes that the non-GAAP disclosure of operating earnings provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and are useful for period-over-period comparisons of such operations given the special nature of these transactions. DeVry Group uses these supplemental financial measures internally in its budgeting process. However, the non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance with GAAP. The following table reconciles these items to the relevant GAAP information:

	For The Quarter			For The Year
	Ended June 30,			Ended June 30,
			Increase			Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)

Medical and Healthcare Operating Income	$33,250	$(32,446)	NM	$139,682	$54,076	158.3%
Restructuring Charge	2,424	3,672	(34.0%)	7,946	6,131	29.6%
Asset Impairment Charges	-	56,992	NM	-	56,992	NM
Medical and Healthcare Operating Income
Excluding Restructuring and Asset Impairment Charges	$35,674	$28,218	26.4%	$147,628	$117,199	26.0%

International and Professional Education Operating Income	$21,005	$21,418	(1.9%)	$45,516	$50,620	(10.1%)
Restructuring Charge	132	637	(79.3%)	158	637	(75.2%)
Earn-out Accrual Adjustment	-	(4,381)	NM	-	(4,381)	NM
International and Professional Education Operating Income
Excluding Restructuring Charges and Earn-out Accrual
Adjustment	$21,137	$17,674	19.6%	$45,674	$46,876	(2.6%)

Business, Technology and Management Operating Income	$(10,626)	$(8,791)	20.9%	$10,777	$90,045	(88.0%)
Restructuring Charge	13,829	7,892	75.2%	21,739	9,078	139.5%
Gain on Sale of Assets	-	-	NM	(1,918)	-	NM
Business, Technology and Management Operating Income
Excluding Restructuring Charge and Gain on Sale of Assets	$3,203	$(899)	NM	$30,598	$99,123	(69.1%)

CONTACT:
DeVry Education Group
Investor Contact:
Joan Walter, 630-353-3800
jwalter@devrygroup.com
or
Media Contact:
Larry Larsen, 312-497-0655
llarsen@greentarget.com